Exhibit 10.23

[HAWKER LOGO]
S.A. EnerSys N.V. Houtweg 26, 1140 Bruxelles-Brussel
Tel: +32 (0)2 215 18 18	- Fax: +32 (0)2 215 49 30
Postbus 37029	- Bovendijk 132
NL-3005 LA Rotterdam	- NL-3045 PC Rotterdam
Tel: +31 (0)10 285 5600	- Fax: +31(10) 418 54 68
www.enersysinc.com

May 8, 2003

Raymond R. Kubis
2135 Lincoln Lake
Coal City IL    60416

Dear Ray:

        With reference to the Managing Directorship Agreement dated January 8, 2002 (the "Directorship Agreement") between you and EnerSys S.A. (formerly known as Hawker Belgium S.A., and referred to herein as the "Company"), pursuant to which you are currently serving as Managing Director of the Company, we confirm that effective as of April 1, 2003 your annual fixed gross emolument provided for in Subsection 2.1 of the Directorship Agreement has been increased to €297,600 (payable in twelve monthly installments of €24,800 each). Subsection 2.1 of the Directorship Agreement is hereby amended to reflect such increase.

        Except as expressly set forth herein, the Directorship Agreement shall remain in full force and effect.

EnerSys S.A.

By:	/s/ Nadine deSmit Nadine deSmit Managing Director

By:	/s/ Raymond R. Kubis Raymond R. Kubis